Exhibit 99.1

California Pizza Kitchen Announces Financial Results For The Third Quarter Ended September 26, 2004

     LOS ANGELES--(BUSINESS WIRE)--Oct. 21, 2004--California Pizza Kitchen, Inc. (Nasdaq:CPKI) today reported revenues and earnings for the third quarter and nine months ended September 26, 2004. Highlights for the third quarter of 2004 relative to the same quarter last year were as follows:

     --   Total revenues up approximately 14.0% to $106.1 million

     -- Comparable restaurant sales increase of 8.7% on an 18 month basis and 7.5% on a 12 month basis

     -- Excluding 121 store closure days associated with the Florida hurricanes and various remodels, comparable restaurant sales increase of 10.0% on an 18 month basis and 8.7% on a 12 month basis

     -- Net income of $2.3 million or $0.12 per fully diluted share compared to a net loss of $4.8 million or ($0.26) per fully diluted share in the same quarter last year

     -- Net income before legal settlement costs, accelerated depreciation, store closure costs and impairment charges of $5.2 million or $0.27 per fully diluted share compared to net income of $4.4 million or $0.23 cents per fully diluted share in the same quarter last year

     Rick Rosenfield and Larry Flax, Co-CEOs of California Pizza Kitchen, Inc., stated, "We are pleased to have exceeded our original forecasts, generating financial performance from continuing operations above the high end of our revised range. We believe these results are a by-product of the many initiatives we've implemented over the past year to revitalize operations and improve the customer experience. As we enter the last three months of 2004 and look to next year, our goal is to continue our momentum and focus on operations, prudent real estate decisions, marketing and menu development. In combination, the success of these initiatives will continue to position CPK for increased long-term value for shareholders."
     Average weekly sales for the Company's 136 full service restaurants increased 6.7% to $59,237 for the third quarter of 2004 compared to $55,492 for the same quarter last year. Average weekly sales for the 18 stores in the Class of 2002 and 22 stores in the Class of 2003 for the three months ended September 26, 2004 were $50,899 and $43,120, compared to $46,581 and $44,687 in the third quarter of 2003, respectively.
     Rosenfield and Flax continued, "We made important decisions in the third quarter which will be accretive to shareholders going forward and position California Pizza Kitchen for success in 2005. These decisions resulted in charges including legal settlement costs formerly noted in our Securities and Exchange Commission filings, accelerated depreciation on restaurants remodel candidates and exit costs associated with the anticipated closure of three under-performing restaurants." Rosenfield and Flax added, "Having made these decisions, we are now able to focus on restaurants that will be part of our long-term portfolio as well as new unit development. To that end, we are encouraged by the early results of our new prototype and foresee this new design as a significant part of our future. We firmly believe that CPK has never been positioned better in the marketplace."
     During the third quarter of 2004 the Company opened one new restaurant in Irvine, California and completed a "new prototype remodel" on one existing restaurant. The Company anticipates opening three new restaurants in the fourth quarter of 2004, of which one has opened to date, for a total of six incremental restaurants in 2004. The Company will conclude new prototype remodel work on one existing restaurant in the fourth quarter for a total of two new prototype remodels this year.
     Based on sales trends during the year, the remaining new restaurant openings in 2004 and scheduled remodels, management maintains earnings to be $0.30 per fully diluted share for the fourth quarter ended January 2, 2005. Fiscal 2004 will benefit from the effects of a 53rd week which will contribute approximately $0.06 to its earnings per fully diluted share for the 2004 year.
     The Company also announced guidance for 2005 based on the following assumptions:

     --   Restaurant revenue growth of approximately 9.0% to 10.0%

     --   Eighteen month comparable sales growth of approximately 3.0% to 4.0%

     -- Eight to ten new units to be opened in the first half of the year, with no less than 15 new full service restaurants for 2005

     --   No less than two new ASAP restaurants

     --   Earnings per fully diluted share of $1.11 to $1.13

     California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain in the premium pizza segment. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups and sandwiches. The average guest check is approximately $11.86. The chain operates, licenses or franchises 170 restaurants as of October 21, 2004, of which 141 are company-owned and 29 operate under franchise or license agreements. The Company also has a licensing arrangement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.
     California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

     This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Our actual results may differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are the execution of our expansion strategy, the continued availability of qualified employees, the maintenance of reasonable food and supply costs and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


          Selected Unaudited Consolidated Financial and Operating Data (Dollars in thousands, except for per share and operating data)

                                  Quarter Ended     Nine Months Ended
                               Sept. 26, Sept. 28, Sept. 26, Sept. 28,
                                    2004     2003      2004      2003
                                --------- -------- --------- ---------
Statement of Operations Data
Revenues:
Restaurant sales                $105,262  $92,333  $304,772  $261,380
Franchise and other revenues         873      763     2,527     2,437
                                --------- -------- --------- ---------
Total revenues                   106,135   93,096   307,299   263,817

Costs and expenses:
Cost of sales                     26,227   22,768    75,240    63,922
Labor                             38,127   33,188   112,155    95,053
Direct operating and occupancy    22,391   19,268    64,734    53,865
                                --------- -------- --------- ---------
Total restaurant operating
 costs                            86,745   75,224   252,129   212,840

General and administrative         6,841    5,440    19,902    15,732
Depreciation and amortization      5,817    4,522    15,132    13,087
Pre-opening costs                    200    1,264       264     3,048
Severance charge                       -      820         -       820
Loss on impairment of property and
 equipment                             -   12,979         -    12,979
Store closure costs                2,700        -     2,700         -
Non-recurring settlement costs     1,333        -     1,333         -
                                --------- -------- --------- ---------
Operating income (loss)            2,499   (7,153)   15,839     5,311

Other income (expense):
Interest income                      157       49       374       244
Equity in net loss of unconsolidated
 joint venture                       (33)    (175)     (109)     (275)
                                --------- -------- --------- ---------
Total other income (expense)         124     (126)      265       (31)
                                --------- -------- --------- ---------

Income (loss) before income tax
 provision                         2,623   (7,279)   16,104     5,280
Income tax provision (benefit)       337   (2,433)    4,603     1,740
                                --------- -------- --------- ---------
Net income (loss)                 $2,286  $(4,846)  $11,501    $3,540
                                ========= ======== ========= =========
Net income (loss) per common
 share:
Basic                              $0.12   $(0.26)    $0.60     $0.19
Diluted                            $0.12   $(0.26)    $0.60     $0.19

Shares used in computing net
 income (loss) per common share
 (in thousands):

Basic                             19,072   18,885    19,042    18,845
Diluted                           19,182   18,885    19,142    19,046

Operating Data:
Restaurants open at end of
 period                              169      164       169       164
Company-owned restaurants open at
 end of period                       140      134       140       134
Average weekly company-owned full
 service restaurant sales        $59,237  $55,492   $57,148   $55,043
12 month comparable company-owned
 restaurant sales increase           7.5%     2.0%      6.8%      2.3%
18 month comparable company-owned
 restaurant sales increase           8.7%     2.8%      7.8%      3.1%



                                           Quarter       Nine Months
                                             Ended          Ended
                                         Sept.  Sept.   Sept.  Sept.
                                           26,    28,     26,    28,
                                          2004   2003    2004   2003
                                         ------ ------  ------ ------
Statement of Operations Percentages (1)
Revenues:
Restaurant sales                          99.2 % 99.2 %  99.2 % 99.1 %
Franchise and other revenues               0.8    0.8     0.8    0.9
                                         ------ ------  ------ ------
Total revenues                           100.0  100.0   100.0  100.0

Costs and expenses:
Cost of sales                             24.9   24.7    24.7   24.4
Labor                                     36.2   35.9    36.8   36.4
Direct operating and occupancy            21.3   20.9    21.2   20.6
                                         ------ ------  ------ ------
Total restaurant operating costs          82.4   81.5    82.7   81.4

General and administrative                 6.4    5.8     6.5    6.0
Depreciation and amortization              5.5    4.9     4.9    5.0
Pre-opening costs                          0.2    1.4     0.1    1.2
Severance charge                             -    0.9       -    0.3
Loss on impairment of property and
 equipment                                   -   13.9       -    4.9
Store closure costs                        2.5      -     0.9      -
Non-recurring settlement costs             1.3      -     0.4      -
                                         ------ ------  ------ ------
Operating income (loss)                    2.4   (7.7)    5.2    2.0

Other income (expense):
Interest income                            0.1    0.1     0.1    0.1
Equity in net loss of unconsolidated
 joint venture                               -   (0.2)      -   (0.1)
                                         ------ ------  ------ ------
Total other income (expense)               0.1   (0.1)    0.1      -
                                         ------ ------  ------ ------

Income (loss) before income tax
 provision                                 2.5   (7.8)    5.2    2.0
Income tax provision (benefit)             0.3   (2.6)    1.5    0.7
                                         ------ ------  ------ ------
Net income (loss)                          2.2 % (5.2)%   3.7 %  1.3 %
                                         ====== ======  ====== ======

(1) Percentages are expressed as a percentage of total revenues, except for restaurant costs and expenses, which are expressed as a percentage of restaurant sales.



     Selected Consolidated Balance Sheet Information
                  (Dollars in thousands)

Selected Consolidated Balance     Sept. 26,  December 28,
 Sheet Information                   2004         2003
                                 -------------------------

Cash and cash equivalents         $19,229         $15,877
Marketable securities              28,415          18,904
Total assets                      202,754         185,585
Shareholders' equity              159,882         146,113



                    California Pizza Kitchen, Inc.
                            Units Summary

                                           Total                Total
                                            Units                Units
                                               at                   at
                                           ------               ------
Third Quarter 2004                           Jun  Opened Closed   Sep
                                             27,                  26,
                                             2004                 2004
------------------------------------------------- ------ ------ ------
Company owned full service domestic          135      1      -    136
Company owned ASAP domestic                    4      -      -      4
Franchised domestic                           20      -      -     20
Franchised international                       9      -      -      9
                                           ------ ------ ------ ------
Total                                        168      1      -    169
                                           ------ ------ ------ ------



To aid in a full understanding of our performance, we provide full service restaurant class operating data for the 94 stores opened prior to 2002 (Pre-2002), the 18 stores opened in 2002 (Class of 2002), the 22 stores opened in 2003 (Class of 2003) and the two stores opened in 2004 (Class of 2004).



                  California Pizza Kitchen, Inc.
                     Supplemental Information



                                                   (,000)   Restaurant
                               Weekly    (,000)   Restaurant Operating
Third Quarter 2004      # of   Sales   Restaurant Operating   Margin %
                        Stores Average    Sales   Margin(1)    (2)
-------------------------------------------------------------------

Pre-2002
Q3, 2004                   94 64,731    78,436    15,864      20.2%
Q3, 2003                   96 58,603    73,137    15,226      20.8%
Year over year change           10.5%      7.2%      4.2%      (60)bps
Q2, 2004                   94 62,818    76,701    15,578      20.3%

Class of 2002
Q3, 2004                   18 50,899    11,896     1,473      12.4%
Q3, 2003                   18 46,581    10,900     1,399      12.8%
Year over year change            9.3%      9.1%      5.3%      (40)bps
Q2, 2004                   18 49,163    11,504     1,355      11.8%

Class of 2003
Q3, 2004                   22 43,120    12,332     1,001       8.1%
Q3, 2003                   17 44,687     7,431       425       5.7%
Year over year change           -3.5%     66.0%    135.5%      240 bps
Q2, 2004                   22 40,201    11,497       549       4.8%

Class of 2004
Q3, 2004                    2 54,462     1,136        22       1.9%
Q2, 2004                    1 52,021       676       121      17.9%

Total full service
Q3, 2004                  136 59,237   103,800    18,360      17.7%
Q3, 2003                  131 55,492    91,467    17,051      18.6%
Year over year change            6.7%     13.5%      7.7%      (90)bps
Q2, 2004                  135 57,229   100,379    17,603      17.5%



                                                   (,000)
                                Weekly  (,000)   Restaurant Restaurant
Year to Date 2004       # of   Sales   Restaurant Operating  Operating
                        Stores Average  Sales     Margin     Margin %
-------------------------------------------------------------------

Pre-2002
YTD, 2004                  94 62,648   228,962    45,943      20.1%
YTD, 2003                  96 57,415   214,962    43,947      20.4%
Year over year change            9.1%      6.5%      4.5%      (30)bps

Class of 2002
YTD, 2004                  18 48,881    34,301     4,135      12.1%
YTD, 2003                  18 46,545    32,675     3,719      11.4%
Year over year change            5.0%      5.0%     11.2%       70 bps

Class of 2003
YTD, 2004                  22 40,724    34,941     1,963       5.6%
YTD, 2003                  17 43,743    11,292       493       4.4%
Year over year change           -6.9%    209.4%    298.2%      120 bps

Class of 2004
YTD, 2004                   2 52,706     2,470       249      10.1%

Total full service
YTD, 2004                 136 57,148   300,673    52,290      17.4%
YTD, 2003                 131 55,043   258,928    48,159      18.6%
Year over year change            3.8%     16.1%      8.6%     (120)bps

(1) Restaurant operating margin is defined as restaurant sales less restaurant operating costs.

(2) Restaurant operating margin percentages are expressed as a percentage of restaurant sales.


The following reconciliation of net income (loss) is provided to assist the reader with understanding the financial impact of the severance, accelerated depreciation, store closures and impairment charges during the quarter and year (unaudited, in thousands, except per share data):



                                     Quarter Ended    Nine Months Ended
                                    Sept.26, Sept.28, Sept.26, Sept.28,
                                      2004    2003     2004     2003
                                    ------- -------- -------- --------

Net income (loss) as reported       $2,286  $(4,846) $11,501   $3,540
Accelerated depreciation             1,089        -    1,089        -
Severance charge                         -      820        -      820
Store closure costs                  2,700        -    2,700        -
Impairment of property, plant and
 equipment                               -   12,979        -   12,979
Non-recurring settlement costs       1,333        -    1,333        -
Income tax benefit                  (2,182)  (4,554)  (2,182)  (4,554)
                                    ------- -------- -------- --------
Net income excluding severance,
 accelerated
depreciation, store closures and
impairment charges                  $5,226   $4,399  $14,441  $12,785
                                    ======= ======== ======== ========


Basic net income (loss) per common
 share:
Net income (loss)                    $0.12   $(0.26)   $0.60    $0.19
Accelerated depreciation              0.06        -     0.06        -
Severance charge                         -     0.04        -     0.04
Store closure costs                   0.14        -     0.14        -
Impairment of property, plant and
 equipment                               -     0.69        -     0.69
Non-recurring settlement costs        0.07        -     0.07        -
Income tax benefit                   (0.12)   (0.24)   (0.11)   (0.24)
                                    ------- -------- -------- --------
Basic net income excluding
 severance, accelerated
depreciation, store closures and
impairment charges, per common
 share                               $0.27    $0.23    $0.76    $0.68
                                    ======= ======== ======== ========


Diluted net income (loss) per
 common share:
Net income (loss)                    $0.12   $(0.26)   $0.60    $0.19
Accelerated depreciation              0.06        -     0.06        -
Severance charge                         -     0.04        -     0.04
Store closure costs                   0.14        -     0.14        -
Impairment of property, plant and
 equipment                               -     0.69        -     0.68
Non-recurring settlement costs        0.07        -     0.07        -
Income tax benefit                   (0.12)   (0.24)   (0.12)   (0.24)
                                    ------- -------- -------- --------
Diluted net income excluding
 severance, accelerated
depreciation, store closures and
impairment charges, per common
 share                               $0.27    $0.23    $0.75    $0.67
                                    ======= ======== ======== ========


     CONTACT: California Pizza Kitchen, Inc.
              Sarah Grover (media) or Sue Collyns (investors)
              310-342-5000